UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2024

Medalist Diversified REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-38719	47-5201540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 8436

Richmond, VA 23226

(Address of principal executive offices)

(804) 338-7708

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of each Exchange on Which Registered	Trading Symbol(s)
Common Stock, $0.01 par value	Nasdaq Capital Market	MDRR
8.0% Series A Cumulative Redeemable Preferred Stock, $0.01 par value	Nasdaq Capital Market	MDRRP

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, on June 13, 2022, wholly-owned subsidiaries (the “Borrower”) of the operating partnership of Medalist Diversified REIT, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (the “Lender”), for a term loan (the “Term Loan”) and revolving line of credit (the “Line of Credit” and together with the Term Loan, the “Credit Facility”). On October 2, 2024, the Borrower, the Company and Lender entered into an Amendment to the Credit Agreement (the “Credit Agreement Amendment), an Amended and Restated Term Note (the “Amended Term Note”), an Amended and Restated Revolving Line of Credit (“Amended Line of Credit”) and an Amended and Restated Continuing Guaranty (the “Amended Guaranty” and together with the Credit Agreement Amendment, Amended Term Note, Amended Line of Credit and Amended Guaranty, the “Amended Credit Facility Documents”). The Amended Credit Facility Documents make the following changes to the Credit Facility:

●	The Amended Credit Facility Documents increase the Line of Credit from $1.5 million to $4.0 million.

●	The Amended Credit Facility Documents extend the maturity date of the Line of Credit from October 7, 2024 to September 30, 2024.

●	The Amended Credit Facility Documents amend the interest rate applicable to the Line of Credit to a variable rate per annum of 3.10% above Daily Simple SOFR (as defined in the Amended Line of Credit).

●	The Amended Credit Facility Documents add as cross collateral for the Credit Facility the Citibank Property, a 4,350 square foot single tenant building on 0.45 acres located in Chicago, Illinois and owned by MDR Central Avenue, LLC, a wholly owned subsidiary of Medalist Diversified Holdings, L.P.

The foregoing description of the Amended Credit Facility Documents does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Facility Documents, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 4, 2024, the Company issued a press release regarding the Amended Credit Facility Documents, the Dividend (as defined below) and the Series A Dividend (as defined below).

The information in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On October 4, 2024, the Company announced that its Board of Directors has authorized and the Company has declared a quarterly dividend on its common stock (the “Common Stock”) in the amount of $0.06 per share (the “Dividend”). The Dividend will be payable in cash on October 21, 2024 to holders of record of the Common Stock as of October 16, 2024. The Company’s Board of Directors has also authorized and the Company has declared a quarterly dividend on its 8.0% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) in the amount of $0.50 per share (the “Series A Dividend”). The Series A Dividend will be payable in cash on October 21, 2024 to holders of record of the Series A Preferred Stock as of October 16, 2024.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment to Credit Agreement, dated as of October 1, 2024
10.2	Amended and Restated Continuing Guaranty, dated as of October 1, 2024
10.3	Amended and Restated Term Note, dated as of October 1, 2024
10.4	Amended and Restated Revolving Line of Credit Note, dated as of October 1, 2024
99.1	Press release, dated as of October 4, 2024
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL Document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALIST DIVERSIFIED REIT, INC.

Dated: October 4, 2024	By:	/s/ C. Brent Winn, Jr.
C. Brent Winn, Jr.
Chief Financial Officer